EXHIBIT 99.1

Press contact:	Financial contact:
Matt Buckley	Stacey Fitzgerald
RSA Security Inc.	RSA Security Inc.
(781) 515-6212	(781) 515-6021
mbuckley@rsasecurity.com	sfitzgerald@rsasecurity.com

For Immediate Release

RSA Security Announces Fourth Quarter
and Year End 2004 Results

Company Posts Record Revenue and Generates $0.16 in EPS for Q4;
To Host Conference Call This Morning at 8 a.m. ET

BEDFORD, Mass., January 27, 2005 – RSA Security Inc. (NASDAQ: RSAS) today reported financial results for the fourth quarter ended December 31, 2004.

Revenue for the fourth quarter of 2004 increased 18% to $83.2 million from $70.7 million for the fourth quarter of 2003. Net income for the fourth quarter of 2004 increased 90% to $11.8 million, or $0.16 per diluted share, from $6.2 million, or $0.10 per diluted share, for the comparable period a year ago.

“2004 was a historic year for RSA Security culminating in record revenue growth for the fourth quarter and the full year,” said Art Coviello, RSA Security president and chief executive officer. “Our ongoing growth will be driven by the increasing importance of authentication in the enterprise and the continued growth of the traditional secure remote access market. We expect to gain further traction within the enterprise and consumer markets in 2005 as the products announced and delivered by RSA in 2004 help customers to extend the use of authentication to secure their digital assets both inside and outside the firewall.”

Fourth-Quarter Financial Highlights

•	Revenue: RSA Security’s $83.2 million in fourth-quarter revenue and $307.5 million in full-year 2004 revenue were both new Company records. Much of the Company’s growth was generated internationally as RSA Security grew overseas sales by 27% year over year to $36.5 million for the fourth quarter of 2004. RSA Security’s book-to-bill ratio for the quarter was approximately 1.1 to 1, and the Company closed the quarter with $61.3 million in combined backlog and deferred revenue. This is a 24% increase from RSA Security’s $49.6 million in backlog and deferred revenue at December 31, 2003.

•	Net Income: RSA Security’s $11.8 million, or $0.16 per diluted share, in net income marked a three-year high for the Company. Revenue growth, together with a continued focus on expense management, enabled RSA Security to increase operating margin to 16.8% in the fourth quarter of 2004 from 13.9% in the year-ago quarter. The Company has increased its net income sequentially in each of the past eight quarters. For the full year 2004, the Company posted net income of $35.0 million, or $0.51 per diluted share. This compares with net income of $14.8 million, or $0.24 per share, for the full year 2003.

•	Cash Position: The Company grew its cash balance by $33.7 million in the fourth quarter, bringing its total cash and marketable securities to $289.7 million. This is an increase of 40% from $207.3 million on December 31, 2003.

Operational Highlights

•	Customers and Partners: RSA Security shipped product to more than 5,600 customers in the fourth quarter, including 775 new customers. The financial services, professional services, government and manufacturing sectors were among the strongest vertical markets for the Company. RSA Security sold approximately 77% of its RSA SecurID® products through its indirect channel during the fourth quarter of 2004, up from 70% for the fourth quarter of 2003. For the full year 2004, the Company grew its customer base by 22% to nearly 17,000 organizations worldwide.

•	RSA® Sign-On Manager: RSA Security announced the availability for the RSA Sign-On Manager secure enterprise access solution that combines the Company’s industry-leading strong authentication technology with enterprise single sign-on (SSO). RSA Sign-On Manager allows organizations to reduce help desk costs from password resets, improve enterprise security and increase end-user productivity, while extending the value of their current security investment. RSA Sign-On Manager delivers a wide range of authentication choices, ranging from password-only mode to strong two-factor authentication.

Business Outlook

RSA Security’s financial guidance for the first quarter of 2005 assumes no material change in the global IT spending environment. This guidance is current as of today only, and is based upon the Company’s expectation of an effective tax rate of approximately 20-22% for 2005. RSA Security undertakes no obligation to update its estimates:

•	Total quarterly revenue in the range of $81 million to $84 million, or 12% to 17% year-over-year growth.

•	Diluted earnings per share in the range of $0.13 to $0.15, compared with earnings of $0.10 per share in the year-ago first quarter.

Conference Call Details

In conjunction with this announcement, RSA Security will host a conference call today at 8:00 a.m. (ET) to discuss the Company’s financial results, highlights of the quarter and business strategy. A live webcast of this conference call will be available on the “Investor” page of the Company’s website, and a webcast archive will be available for approximately three months. To access this call by telephone, dial (800) 810-0924 or (913) 981-4900. A replay will be available through midnight on Wednesday, February 2, 2005 at 888-203-1112 or 719-457-0820. Both live and replay numbers have a pass code of 630543.

About RSA Security Inc.

RSA Security Inc. helps organizations protect private information and manage the identities of people and applications accessing and exchanging that information. RSA Security’s portfolio of solutions — including identity & access management, secure mobile & remote access, secure enterprise access, secure transactions and consumer identity protection — are all designed to provide the most seamless e-security experience in the market. Our strong reputation is built on our history of ingenuity, leadership, proven technologies and our more than 17,000 customers around the globe. Together with more than 1,000 technology and integration partners, RSA Security inspires confidence in everyone to experience the power and promise of the Internet. For more information, please visit www.rsasecurity.com.

#     #     #

RSA and SecurID are either registered trademarks or trademarks of RSA Security Inc. in the United States and/or other countries. All other products and services mentioned are trademarks of their respective companies.

This press release contains forward-looking statements regarding RSA Security’s financial guidance for the first quarter of 2005. These statements involve a number of risks and uncertainties. Some of the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements are general economic conditions, including the global economy, changes in our operating expenses, the timing of the introduction or enhancement of our products and our competitors’ and strategic partners’ products, changes in product pricing, including changes in competitors’ pricing policies, development and performance of our direct and indirect distribution channels, delays in product development, competitive pressures, changes in customer and market requirements and standards, market acceptance of new products and technologies, technological changes in the computer industry, and the risk factors detailed from time to time in RSA Security’s periodic reports and registration statements filed with the Securities and Exchange Commission, including, without limitation, RSA Security’s Annual Report on Form 10-K filed on March 8, 2004.

Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
Revenue
Products	$63,068	$53,234	$232,497	$193,664
Maintenance and professional services	20,163	17,504	75,010	66,202

Total revenue	83,231	70,738	307,507	259,866

Cost of revenue
Products	7,883	8,906	31,931	32,336
Maintenance and professional services	6,235	5,166	23,302	20,877

Total cost of revenue	14,118	14,072	55,233	53,213

Gross profit	69,113	56,666	252,274	206,653

Costs and expenses
Research and development	15,767	14,081	61,887	53,629
Marketing and selling	30,079	24,910	110,248	94,298
General and administrative	10,081	7,875	32,637	33,776
Restructurings	(818)	—	783	—

Total	55,109	46,866	205,555	181,703

Income from operations	14,004	9,800	46,719	24,950
Interest expense and other	625	(2,452)	(3,278)	(7,962)
Income (loss) from investing activities	(74)	80	210	1,568

Income before provision for income taxes	14,555	7,428	43,651	18,556
Provision for income taxes	2,745	1,214	8,669	3,720

Net income	$11,810	$6,214	$34,982	$14,836

Basic earnings per share
Per share amount	$0.17	$0.10	$0.54	$0.25

Weighted average shares	69,792	60,375	64,309	58,758

Diluted earnings per share
Per share amount	$0.16	$0.10	$0.51	$0.24

Weighted average shares	69,792	60,375	64,309	58,758
Effect of dilutive equity instruments	4,370	3,985	4,329	3,546

Adjusted weighted average shares	74,162	64,360	68,638	62,304

Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except share data)

	December 31,	December 31,
	2004	2003
ASSETS
Current assets
Cash and cash equivalents	$199,942	$207,323
Marketable securities	89,777	—
Accounts receivable (less allowance for doubtful accounts of $1,672 in 2004 and $1,849 in 2003)	53,329	34,085
Inventory	3,465	4,011
Prepaid expenses and other assets	8,702	6,641
Refundable income taxes	3,146	11,062
Deferred taxes	2,459	2,942

Total current assets	360,820	266,064

Property and equipment, net	70,700	68,149
Other assets
Goodwill, net	172,736	189,260
Deferred taxes	8,222	—
Other	12,184	6,879

Total other assets	193,142	196,139

Total assets	$624,662	$530,352

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Convertible debentures	—	$78,877
Accounts payable	$10,995	8,021
Accrued payroll and related benefits	18,964	16,246
Accrued expenses and other liabilities	18,787	19,730
Current portion of accrued restructurings	6,031	9,043
Income taxes accrued and payable	22,479	29,128
Deferred revenue	51,135	34,625

Total current liabilities	128,391	195,670

Deferred taxes, long-term	—	7,046
Deferred compensation liability	6,057	—
Accrued restructurings, long-term	13,682	18,861

Total liabilities	148,130	221,577

Stockholders’ equity	476,532	308,775

Total liabilities and shareholders’ equity	$624,662	$530,352

Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
Cash flows from operating activities
Net income	$11,810	$6,215	$34,982	$14,836
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,662	3,585	11,112	13,223
Tax benefit from exercise of stock options	8,733	(1,295)	14,677	5,485
Amortization of convertible debentures deferred financing costs	59	401	1,271	1,605
Non cash warrant accretion	34	352	1,123	1,400
Gain on sale of investments	—	(34)	(390)	(1,542)
(Increase) decrease in Crosby Finance, LLC fair value	74	(46)	180	(26)
Deferred taxes	1,891	11,839	1,891	11,825
Increase (decrease) in cash from changes in:
Accounts receivable	(11,540)	(3,625)	(18,803)	2,857
Inventory	152	(43)	546	(1,676)
Prepaid expenses and other assets	(5,722)	(2,884)	(6,188)	(846)
Accounts payable	3,053	1,281	2,770	916
Accrued payroll and related benefits	2,338	3,087	2,229	4,201
Accrued expenses and other liabilities	6,267	2,708	4,462	1,170
Accrued restructurings	(2,246)	(2,267)	(8,191)	(9,781)
Refundable income taxes and income taxes accrued and payable	(10,534)	(10,041)	(3,868)	36,657
Deferred revenue	8,609	4,515	16,510	1,202

Net cash provided by operating activities	15,640	13,748	54,313	81,506

Cash flows from investing activities
Purchase of marketable securities	(14,288)	—	(112,696)	—
Sale/maturities of marketable securities	22,500	—	22,500	—
Purchases of property and equipment	(3,725)	(1,370)	(11,080)	(4,247)
Sales of investments	28	32	28	3,041
Acquisitions and related proceeds	—	—	—	3,370
Other	(1,907)	(2,187)	(1,847)	(1,377)

Net cash (used for) provided by investing activities	2,608	(3,525)	(103,095)	787

Cash flows from financing activities
Proceeds from exercise of stock options and purchase plans	23,455	4,300	43,464	20,791
Share repurchase	—	—	(911)	—

Net cash provided by financing activities	23,455	4,300	42,553	20,791

Effect of exchange rate changes on cash and cash equivalents	217	1,617	(1,152)	1,209

Net (decrease) increase in cash and cash equivalents	$41,920	16,140	(7,381)	104,293
Cash and cash equivalents, beginning of period	158,022	191,183	207,323	103,030

Cash and cash equivalents, end of period	$199,942	$207,323	$199,942	$207,323

Supplemental Financial Data
(Unaudited)
(In thousands, except per share data)

	Three Months Ended
	Dec 31,	March 31,	June 30,	Sept 30,	Dec 31,
	2003	2004	2004	2004	2004
Revenue
Enterprise solutions	$64,878	$66,601	$68,742	$70,542	$73,340
Developer solutions	5,860	5,367	6,835	6,189	9,891

Total	$70,738	$71,968	$75,577	$76,731	$83,231

Enterprise solutions	92%	93%	91%	92%	88%
Developer solutions	8%	7%	9%	8%	12%

Total	100%	100%	100%	100%	100%

Products	$53,234	$55,198	$56,455	$57,776	$63,068
Maintenance and professional services	17,504	16,770	19,122	18,955	20,163

Total	$70,738	$71,968	$75,577	$76,731	$83,231

Products	75%	77%	75%	75%	76%
Maintenance and professional services	25%	23%	25%	25%	24%

Total	100%	100%	100%	100%	100%

Domestic	$42,069	$40,467	$42,559	$42,942	$46,731
International	28,669	31,501	33,018	33,789	36,500

Total	$70,738	$71,968	$75,577	$76,731	$83,231

Domestic	59%	56%	56%	56%	56%
International	41%	44%	44%	44%	44%

Total	100%	100%	100%	100%	100%

Statements of Operations Data
Gross profit	$56,667	$58,142	$62,114	$62,905	$69,113
Gross margin	80.1%	80.8%	82.2%	82.0%	83.0%
Total operating expenses	$46,866	$48,609	$50,569	$51,268	$55,109
Income from operations	$9,801	$9,533	$11,545	$11,637	$14,004
Operating margin (1)	13.9%	13.2%	15.3%	15.2%	16.8%
Interest expense and other	$(2,452)	$(1,345)	$(1,623)	$(935)	$625
Income (loss) from investing activities	$80	$(119)	$49	$354	$(74)
Provision for income taxes	$1,214	$1,614	$1,995	$2,315	$2,745
Net income	$6,214	$6,455	$7,976	$8,741	$11,810
Diluted earnings per share	$0.10	$0.10	$0.12	$0.13	$0.16
Other Financial Data
Gross margin – products	83.2%	85.2%	86.1%	86.2%	87.5%
Gross margin – maintenance and professional services	70.5%	66.6%	70.6%	69.2%	69.1%
Authentication credentials (4)	876,000	927,000	905,000	1,033,000	1,021,000
Cash and cash equivalents and marketable securities	$207,323	$219,009	$244,631	$255,996	$289,719
Deferred revenue balance	$34,625	$38,590	$40,056	$42,526	$51,135
Book to bill ratio (2)	1.1	1.0	1.1	1.0	1.1
Day sales outstanding (DSO)	44	49	42	50	59
Current ratio	1.4	1.4	1.6	1.7	2.8
Debt to equity ratio	0.3	0.3	0.2	0.2	NA
Cash flow from operations	$13,748	$6,947	$19,854	$11,872	$15,640
Cash flow from operations per diluted share (3)	$0.21	$0.11	$0.30	$0.19	$0.21

(1)	Operating margin is equal to total income from operations as a percentage of total revenue for the period presented.

(2)	The book to bill ratio is equal to the ratio of total orders booked for the period as compared to total revenue for the period.

(3)	Cash flow from operations per diluted share is calculated as cash flow from operations divided by dilutive weighted average shares outstanding during the period.

(4)	Includes RSA SecurID tokens (both enterprise and consumer) as well as software tokens, smart cards and USB.

Condensed Consolidated Statements of Operations
(Unaudited)

     The following table sets forth certain consolidated financial data as a percentage of our total revenue:

			Percentage
	Three Months Ended		Increase
	December 31,		(Decrease)
	2004	2003	in Dollars
Revenue
Products	75.8%	75.3%	18.5%
Maintenance and professional services	24.2	24.7	15.2

Total revenue	100.0	100.0	17.7

Cost of revenue
Products	9.5	12.6	(11.5)
Maintenance and professional services	7.5	7.3	20.7

Total cost of revenue	17.0	19.9	0.3

Gross margin	83.0	80.1	22.0

Costs and expenses
Research and development	18.9	19.9	12.0
Marketing and selling	36.1	35.2	20.8
General and administrative	12.1	11.1	28.0
Restructuring	(0.9)	0.0	—

Total	66.2	66.2	17.6

Income from operations	16.8	13.9	(42.9)
Interest expense and other	0.8	(3.5)	(125.5)
Income from investing activities	(0.1)	0.1	(192.5)

Income before provision for income taxes	17.5	10.5	95.9
Provision for income taxes	3.3	1.7	126.13

Net income	14.2%	8.8%	90.1%